UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Regis Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On the evening of October 19, 2011, Regis Corporation distributed the following information to its employees:

To:	All Regis Associates

From:	Eric Bakken, Executive Vice President

Date:	October 19, 2011

Subject:	QUICK VOTING TIPS:
The Important Annual Meeting of Regis Shareholders is Fast Approaching—
Please Vote ALL Your Regis Shares Promptly Using the GOLD Proxy Card

Some associates have expressed confusion about which proxy cards to vote.  Here are a few simple points to keep in mind:

•                  Your Board recommends that you use the GOLD proxy card to vote “FOR” all the Regis nominees in Proposal 1, “FOR” Proposals 2 and 3, and “One Year” on Proposal 4.

•                  Please vote every GOLD card or voting instruction form you receive.  You may receive separate GOLD proxy cards or voting instruction cards for each account through which you hold shares.  In order to ensure all your shares are represented for the Board’s Nominees, we urge you to vote using each GOLD proxy card or GOLD voting instruction form you receive. Only your latest-dated vote counts, so it’s better to vote more than once on the GOLD proxy cards and voting instruction cards than not to vote at all.

•                  Please note that if you hold your shares through a bank or broker, the GOLD voting instruction form provided by your custodian is colored pale gold and will indicate “GOLD” on it.

•                  We ask you to discard any White proxy card you may receive from Starboard.   If you have already inadvertently voted using Starboard’s White proxy card or White voting instruction form, you have every legal right to change your vote by using Regis’ GOLD proxy card TODAY to vote “FOR” the Regis nominees.

•                  Each and every vote is important.

•                  For assistance in voting your shares, please contact Innisfree M&A Incorporated toll-free at (877) 750-5837.

Thank you for taking the time to support your Board and company.